Exhibit 8.2




Ford Credit Auto Receivables Two LLC
One American Road
Dearborn, Michigan 48126
                                                              January 16, 2002

     Re:  Ford Credit Auto Owner Trust 2002-A

Ladies and Gentlemen:

     I do hereby confirm that the statements set forth in the Prospectus and as supplemented by the Prospectus Supplement both dated January 8, 2002 under the caption "Summary-Tax Status" in the Prospectus Supplement as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "State Tax Matters," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

     I consent to the reference to me under the captions "State Tax Matters" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.

                                   Very truly yours,

                                   /s/ Adam B. Frankel